UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
_________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 15, 2017
 _________________________
WEBSTER FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-31486	06-1187536
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

145 Bank Street, Waterbury, Connecticut		06702
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (203) 578-2202

 Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Items.

On November 15, 2017, Webster Financial Corporation (the “Company”) submitted notice to redeem all 5,060 issued and outstanding shares of Series E Non-Cumulative Perpetual Preferred Stock (the “Preferred Stock”) and all 5,060,000 issued and outstanding shares of the related depositary shares, each representing a 1/1,000th interest in a share of the Preferred Stock (the “Series E Depositary Shares”) (NYSE: WBS.PRE).
The Company will redeem the Preferred Stock on December 15, 2017 (the “Redemption Date”) at a cash redemption price equal to $25,400 per share of Preferred Stock (the “Preferred Stock Redemption Price”), which includes the per share dividend amount that otherwise would have been paid on December 15, 2017.  Upon deposit by the Company of the Preferred Stock Redemption Price with the redemption agent, the redemption agent will redeem the Series E Depositary Shares.  The Series E Depositary Shares will be redeemed on the Redemption Date for cash at a redemption price representing 1/1,000th  of the Preferred Stock Redemption Price, or $25.40 per Series E Depositary Share, which includes the per share dividend amount that otherwise would have been paid on December 15, 2017.
Unless the Company defaults in the payment of the Preferred Stock Redemption Price to the redemption agent, dividends on the Preferred Stock and the Series E Depositary Shares will cease to accrue on the Redemption Date. The Preferred Stock and the Series E Depositary Shares will no longer be outstanding after the Redemption Date and all rights of the holders of the Preferred Stock and the Series E Depositary Shares shall cease and terminate.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WEBSTER FINANCIAL CORPORATION
(Registrant)

Date: November 15, 2017	/s/ Glenn I. MacInnes
Glenn I. MacInnes
Executive Vice President and Chief Financial Officer